EXHIBIT 23.1

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT

We consent to the incorporation by reference on Form S-8 of our report dated March 25, 2004 with respect to the financial statements of ComCam, Inc. included in the Annual Report on Form 10-KSB for the year ended December 31, 2003.

JONES SIMKINS, PC
Logan, Utah
June 11, 2004